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                                                        EXHIBIT 23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We consent to the incorporation by reference in the Registration Statements of Riverside Group, Inc. on Form S-8 (File Nos. 33-16087 and 33-16244), as amended, and prospectuses included therein, of our reports dated March 28, 1997, on our audits of the consolidated financial statements and financial statements schedules of Riverside Group, Inc. and subsidiaries as of December 31, 1996 and 1995, for each of the three years in the period ended December 31, 1996, which reports are included in this Annual Report on Form 10-K.


                                        COOPERS & LYBRAND L.L.P.


Jacksonville, Florida
March 28, 1997